UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K
___________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of Earliest Event Reported):   May 6, 2010

EXPEDITE 5, INC.
(Exact Name of Registrant As Specified In Charter)

DELAWARE	000-52866
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(IRS Employee Identification No.)

21 Arlington Street
London, United Kingdom SW1A 1RN
(Address of Principal Executive Offices)

44 20 7491 6414
  (Issuer Telephone Number)
212 Carnegie Center #206
Princeton, NJ 08540
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On May 6, 2010, Expedite 5, Inc. (the “Company”) entered into subscription agreements (the “Subscription Agreements”) with certain accredited investors pursuant to which the Company agreed to issue and sell to the investors and the investors agreed to purchase from the Company an aggregate of 3,500,000 shares of Common Stock, par value $0.001 per share (the “Common Stock”) of the Company. Additional information required to be disclosed in this Item 1.01 concerning these transactions is incorporated herein by reference from Item 3.02 of this Current Report on Form 8-K.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

As described in Item 1.01 above, on May 6, 2010, the Company consummated a confidential private placement (the “Private Offering”) with certain accredited investors for the issuance and sale of 3,500,000 shares of the Company’s Common Stock at per share price of $1.00 for aggregate offering proceeds of $3,500,000.

The Private Offering was conducted on a best efforts basis by the Company’s officers and directors, with a minimum investment of $250,000. The gross proceeds received by the Company was $3,500,000.

The Private Offering and issuance of shares to the investors was an unregistered sale of securities conducted pursuant to Rule 506 of Regulation D or Regulation S promulgated thereunder. Such securities were not registered under the Securities Act of 1933.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial statements of business acquired:
None
(b)	Pro Forma Financial Information
None
(c)	Shell company transactions. None
(d)	Exhibits.
	Exhibit #	Description
None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

EXPEDITE 5, INC

By:	/s/Mark Opzoomer
Mark Opzoomer President, Chief Executive Officer and Director

 Dated: May 10, 2010